As submitted to the Securities and Exchange Commission on April 15, 2021

Registration No. 333-255041

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KRAIG BIOCRAFT LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	7372	83-0459707
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2723 South State St. Suite 150

Ann Arbor, Michigan 48104

Tel. (734) 619-8066

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim Thompson, CEO

Kraig Biocraft Laboratories, Inc.

2723 South State St., Suite 150, Ann Arbor, Michigan 48104

(734) 619-8066

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Louis Taubman, Esq.
Hunter Taubman Fischer & Li LLC
800 Third Ave., Suite 2800
New York, NY 10022
(917) 512-0827

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Class A Common Stock, no par value, issuable upon conversion of secured convertible debenture	196,625,197	(4)	$0.165	(2)	$32,443,157.51	$3,539.55
Class A Common Stock, no par value, underlying warrants issued in March	8,000,000		$0.25	(5)	$2,000,000.00	$218.20
Class A Common Stock, no par value, underlying warrants issued in December	3,125,000		$0.165	(2)	$515,625.00	$56.25
Total	207,750,197				$34,958,782.51	$3,814.00	(6)

(1)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average high and low sales price of the Registrant’s common stock as reported on the OTCQB on April 1, 2021, which for purposes of the December Warrants also represents the highest price alternative as per Rule 457(g). The shares offered hereunder may be sold by the Selling Shareholders from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)	The fee is calculated by multiplying the aggregate offering amount by 0.0001091 pursuant to Section 6(b) of the Securities Act.

(4)	Includes 160,875,161 shares of common stock underlying the secured convertible debenture issued on March 25, 2021 and 35,750,036 shares of common stock underlying the amended and restated convertible debenture dated March 25, 2021 that was originally issued on December 11, 2020. Pursuant to the terms of the related securities purchase agreement between the parties, the Company agreed to register five times the amount of shares underlying both debentures.

(5)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act based on the exercise price of the warrants.

(6)	The registrant previously paid a registration fee of $3,814.00 in relation to its filing of its initial Registration Statement on Form S-1 (No. 333-255041) on April 5, 2021.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (“Amendment No. 2”) to the Registration Statement on Form S-1 (File No. 333-255041) of Kraig Biocraft Laboratories, Inc. (Registration Statement) is being filed to correct the reference on the cover page to reference the correct exchange on which the company’s stock trades (i.e., the OTCQB) and to revise the exhibit index to refer to the final version of certain exhibits, rather than the form of such exhibits; the final version of each such exhibit was previously filed with the noted prior filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement and the signature page to the Registration Statement. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation (1)
3.2	Articles of Amendment (3)
3.3	Articles of Amendment, filed with the Wyoming Secretary of State on November 15, 2013 (6)
3.4	Articles of Amendment, filed with the Wyoming Secretary of State on December 17, 2013 (7)
3.5	By-Laws (1)
4.1	Warrant issued Mr. Jonathan R. Rice (18)
4.2	Purchase Warrant(20)
4.3	Secured Convertible Debenture(20)
4.4	Warrant issued December 11, 2020 (19)
4.5	Secured Convertible Debenture dated December 11, 2020 (19)
4.6	Amended and Restated Convertible Debenture (20)
5.1	Opinion of US counsel, as to the validity of the Common Stock (21)
5.2	Opinion of Wyoming counsel, as to the validity of the Common Stock (22)
10.1	Employment Agreement, dated November 10, 2010, by and between Kraig Biocraft Laboratories, Inc. and Kim Thompson (8)
10.6	Addendum to the Founder’s Stock Purchase and Intellectual Property Transfer Agreement, dated December 26, 2006, and the Founder’s Stock Purchase and Intellectual Property Transfer Agreement dated April 26, 2006 (3)
10.7	Intellectual Property/Collaborative Research Agreement, dated March 20, 2010, by and between Kraig Biocraft Laboratories and The University of Notre Dame du Lac. (2)
10.11	License Agreement, dated October 28, 2011, between the Company and University of Notre Dame du Lac. (12)
10.12	Intellectual Property / Collaborative Research Agreement, dated June 6, 2012, between the Company and University of Notre Dame du Lac. (12)
10.14	Employment Agreement, dated January 19, 2015, between the Company and Mr. Jonathan R. Rice (11)
10.15	Intellectual Property and Collaborative Research Agreements, dated March 4, 2015, between the Company and University of Notre Dame du Lac. (14)
10.16	2019 Employee Stock Option Plan (15)
10.17	Strategic Partnership Agreement between the Company and Mthemovement Kings Pte Ltd. (17)
10.18	Amendment to Strategic Partnership Agreement between the Company and Mthemovement Kings Pte Ltd. (17)
10.19	Convertible Debenture (19)
10.20	Securities Purchase Agreement (19)
10.21	Securities Purchase Agreement(20)
10.22	Registration Rights Agreement(20)
10.23	Global Guaranty Agreement(20)
10.24	Security Agreement(20)
10.25	IP Security Agreement(20)
14.1	Code of Business Conduct and Ethics (13)
14.2	Code of Ethics (16)
21.1	List of Subsidiaries (16)
23.1	Consent of M&K CPAS, PLLC (21)

23.2	Consent of U.S. counsel (included in Exhibit 5.1) (21)
23.3	Consent of Wyoming counsel (included in Exhibit 5.2) (22)
99.1	Form of Audit Committee Charter (16)
99.2	Form of Compensation Charter (16)
99.3	Form of Nominating and Governance Charter (16)
XBRL for the Fiscal Years Ended December 31, 2020 and 2019
101.INS	XBRL Instance Document **
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document **
101.SCH	XBRL Taxonomy Extension Schema Document **
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document **
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document **
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document **

** Previously filed.

(1) Incorporated by reference to our Registration Statement on Form SB-2 (Reg. No. 333-146316) filed with the SEC on September 26, 2007.

(2) Incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2009 filed with the SEC on April 15, 2010.

(3) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-162316) filed with the SEC on October 2, 2009.

(4) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 29, 2011.

(5) Incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2013.

(6) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on November 22, 2013.

(7) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 19, 2013.

(8) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-175936) filed with the SEC on August 1, 2011.

(9) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-199820) filed with the SEC on November 3, 2014.

(10) Incorporated by reference to our Amendment No. 1 to Registration Statement on Form S-1/A (Reg. No. 333-199820) filed with the SEC on January 7, 2015.

(11) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 21, 2015.

(12) Incorporated by reference to our Amendment No. 2 to Registration Statement on Form S-1/A (Reg. No. 333-199820) filed with the SEC on January 30, 2015.

(13) Incorporated by reference to Exhibit 14.1 to our Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the SEC on March 26, 2008.

(14) Incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K filed on March 31, 2015.

(15) Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 27, 2020.

(16) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-238883) filed with the SEC on June 2, 2020.

(17) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 26, 2021.

(18) Incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed on March 31, 2015.

(19) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 11, 2020, which includes the final version of this exhibit.

(20) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on March 26, 2021, which includes the final version of this exhibit.

(21) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-255041) filed with the SEC on April 5, 2021.

(22) Incorporated by reference to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-1 (Reg. No. 333-255041) filed with the SEC on April 14, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on April 15, 2021.

KRAIG BIOCRAFT LABORATORIES, INC.

By:	/s/ Kim Thompson
President, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kim Thompson	President, Chief Executive Officer, Chief	April 15, 2021
Kim Thompson	Financial Officer and Sole Director